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                                                                     EXHIBIT 5.1


                               December 10, 1997



Synthetic Industries, Inc.
309 LaFayette Road
Chickamauga, Georgia 30707

         Re: Registration Statement on Form S-8

Dear Sirs:

         We have acted as counsel to Synthetic Industries, Inc., a Delaware corporation (the "COMPANY") in connection with the preparation of a Registration Statement on Form S-8 (the "REGISTRATION STATEMENT") under the Securities Act of 1933, as amended (the "ACT"), relating to the issuance and sale of up to an aggregate of 905,736 shares (the "SHARES") of common stock, par value $1.00 per share (the "COMMON STOCK"), of the Company that consist of
(i) 125,261 shares of Common Stock which have been reserved for issuance upon exercise of stock options granted by the Company pursuant to the Synthetic Industries, Inc. 1994 Stock Option Plan For Non-Employee Directors (the "DIRECTORS PLAN"), (ii) 491,413 shares of Common Stock which have been reserved for issuance upon exercise of stock options granted by the Company pursuant to the Synthetic Industries, Inc. 1994 Stock Option Plan (the "1994 PLAN") and
(iii) 289,062 shares of Common Stock which have been reserved for issuance upon exercise of stock options granted by the Company pursuant to the Synthetic Industries, Inc. 1996 Stock Option Plan (the "1996 PLAN").

         This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Act.

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Directors Plan, (iii) the 1994 Plan, (iv) the 1996 Plan,
(v) a specimen certificate evidencing the Common Stock, (vi) the Certificate of Incorporation of the Company, as presently in effect, (vii) the Bylaws of the Company, as presently in effect, (viii) certain resolutions of the Board of Directors of the Company relating to, among other things, the Shares and (ix) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

         In our examination of the documents referred to above, we have assumed
(i) the legal capacity of all natural persons, (ii) the genuineness of all signatures, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to originals of all documents submitted

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to us as certified, conformed or photostatic copies and (v) the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties have or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein which we did not independently establish or verify, we have relied upon certificates, statements or representations of the Company, public officials and others. In rendering the opinion set forth below, we have assumed that the certificates representing the Shares will conform to the specimen thereof examined by us. We express no opinion herein with respect to the meaning, interpretation, validity, binding nature or enforceability of the Directors Plan, the 1994 Plan, the 1996 Plan or any contract, agreement, instrument or other document entered into pursuant to the Directors Plan, the 1994 Plan or the 1996 Plan.

         Based on and subject to the foregoing, we are of the opinion that the Shares have been duly and validly authorized for issuance and, when delivered and paid for in accordance with the terms of the Directors Plan, the 1994 Plan and the 1996 Plan, as the case may be, and the terms of the respective option agreements entered into in accordance with the terms of the Directors Plan, the 1994 Plan and the 1996 Plan, as the case may be, as such agreements are currently in effect, will be validly issued, fully paid and non-assessable.

         We express no opinion as to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to this firm under Item 5 of the Registration Statement.


                                 Very truly yours,

                                 /s/ King & Spalding